Exhibit 10.5

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Beijing Housing Lease Contract

Lessor: Zhang Xiuyu

Lessee: Beijing Haoxi Digital Technology Co., Ltd.

Beijing Municipal Construction Commission

Beijing Municipal Administration for Industry and Commerce

Beijing Housing Lease Contract

Lessor (Party A): Zhang Xiuyun, Zhang Yonggang

Certificate Type and Number: [*] / [*]

Lessee (Party B): Beijing Haoxi Digital Technology Co., Ltd.

Certificate Type and Number: [*]

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, reach an agreement on the lease of the premises as follows:

1.	Basic information of the premise

1.1	The premises is located in Room 801/802, Block C, F 103, Huizhongli, Chaoyang District, Beijing. The construction area is 336.3 square meters.

Party A holds: Real Estate Ownership Certificate, Real Estate Ownership Certificate No.: [*]

2.	Premises leasing situation, registration and filing

2.1	Rental purpose: office.

3.	Lease term

3.1	The lease term shall be from July 1, 2024, to June 30, 2026. Two years in total.

3.2	Upon expiration of the lease term or termination of the contract, Party A shall have the right to take back the premises, and Party B shall return the premises and its attached articles, equipment and facilities according to the original state. Party A and Party B shall check and accept the premises and ancillary articles, equipment and facilities, and the use of water and electricity, and settle the expenses of their respective expenses.

If Party B continues to undertake the lease, it shall submit a (written) request to Party A 60 days in advance, and both parties shall sign a new lease after reaching an agreement through negotiation lease agreement.

4.	Rent and deposit

4.1	Rent standard and payment method: ¥: RMB 49,100 / month, total rent: RMB (in words) one million one hundred and seventy-eight thousand four hundred (¥1,178,400).

Payment method: (bank remittance), deposit of two months of rent and each time pay three months of rent.

Date of rent payment for each period:

1.	On June 25, 2024, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

2.	On September 25, 2024, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

3.	On December 25, 2024, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

4.	On March 25, 2025, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

5.	On June 25, 2025, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

6.	On September 25, 2025, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

7.	On December 25, 2025, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

8.	On March 25, 2026, pay the rent of one hundred and forty-seven thousand and three hundred (¥147,300).

4.2	Deposit: RMB (￥: 112,520. One hundred and twelve thousand, five hundred and twenty). Upon the expiration of the lease term or the termination of the contract, the premises lease deposit shall be returned to Party B in full except for the expenses and rent to be borne by Party B and the liability for breach of contract.

4.3	Party A designates the following account to receive the rent:

Recipient: [*]

Account number: [*]

Bank: [*]

5.	Payment method of other related expenses

During the lease, the following expenses, (7) shall be borne by party A, other costs are borne by party B: (1) water (2) electricity (3) telephone (4) TV (5) heating (6) gas (7), property management (8) housing rental taxes (9) sanitation (10) Internet (11) parking (12) indoor facilities maintenance fee (13) other cost.

Other expenses related to the premises not listed in this Contract shall be borne by Party A. If Party B advances the fees to be paid by Party A, Party A shall return the corresponding fees to Party B according to the relevant payment vouchers presented by Party B.

6.	House maintenance and repair

6.1	Party A shall guarantee that the building structure, equipment and facilities of the premises meet the safety conditions of construction, fire control, public security, sanitation and shall not endanger personal safety; the lessee shall comply with the laws and regulations of the state and Beijing Municipality and the property management regulations of the community where the house is located.

6.2	During the lease term, Party A and Party B shall jointly guarantee that the premises and its attached articles, equipment and facilities are in an applicable and safe state:

6.2.1	Party B shall timely notify Party A to repair the loss of the premises and its attached articles and equipment, and facilities caused by natural properties or reasonable use. Party A shall carry out maintenance within 5 days after receiving the notice from Party B. If the goods are not repaired within the time limit, Party B may repair the goods on behalf of Party A at party A’s expense. If the use of the premises is affected by the maintenance of Party B, the rent shall be reduced, or the lease term shall be extended accordingly.

6.2.2	If the premises and its attached articles, equipment and facilities are damaged or faulty due to improper storage or unreasonable use by Party B, Party B shall be responsible for maintenance or compensation.

7.	Sublease

Unless otherwise agreed by both parties, Party B shall obtain the written consent of Party A before sublease part or all of the premises to others during the lease term and be liable to Party A for the behavior of the sublessee.

8.	Termination of the Contract

8.1	This contract may be terminated by mutual agreement of both parties.

8.2	If the Contract cannot be continued to perform due to force majeure, the Contract shall be automatically terminated.

8.3	Party B has the right to unilaterally terminate the Contract if Party A has any of the following circumstances:

1.	The delayed delivery of the premises exceeds 5 days.

2.	The premises are seriously not in conformity with the contract or affecting the safety and health of Party B.

3.	Party B does not undertake the agreed maintenance obligation, making Party B unable to use the premises normally.

8.4	If Party B occurs the followings, Party A shall have the right to unilaterally terminate the Contract and take back the premises:

1.	Failing to pay the rent as agreed.

2.	Accumulate an unpaid balance of 10,000 yuan.

3.	Changing the use of the house without authorization.

4.	Demolition or changing or damaging the main structure of the house without authorization.

5.	Improper storage or unreasonable use causes damage to ancillary articles, equipment and facilities and refuses to pay compensation.

6.	Using houses to engage in illegal activities, harming public interests or interfering with the normal work and life of others.

7.	Subletting the premises to a third party without authorization.

8.5	Other legal circumstances of contract termination.

9.	Liability for Breach of contract

9.1	In any of the circumstances stipulated in Article 8, Party A shall pay 200% of the monthly rent to Party B: In any of the circumstances stipulated in Paragraph 4 of Article 8, Party B shall pay liquidated damages to Party A in the monthly rent, and Party A may require Party B to restore the premises to its original state or compensate for the corresponding losses.

9.2	During the lease term, if Party A needs to take back the premises in advance or Party B needs to cancel the lease in advance, it shall notify the other party in advance and pay the other party liquidated damages of 200% of the monthly rent; Party A shall also refund the corresponding rent.

9.3	If Party A’s failure to perform maintenance obligations causes party B’s personal and property losses, Party A shall be liable for compensation.

9.4	If Party A fails to deliver the premises within the agreed time or Party B fails to pay the rent as agreed but fails to meet the conditions for termination of the contract, or Party B fails to return the premises within the agreed time, the contract fee shall pay 200% of the daily rent.

10.	Settlement of contract disputes

Any dispute arising from this Contract shall be settled by the parties through negotiation; if the negotiation fails, the parties shall file a lawsuit with the competent people’s court or apply for arbitration according to the arbitration clause or arbitration agreement reached separately.

11.	Other agreed matters:

11.1	If Party B establishes the registered address of the company’s management license as the address of the leased premises, Party A shall return the deposit within 30 days after the expiration of the lease or the termination of the contract that Party B has changed the registered address of the company’s business license to any other place.

11.2	Party B shall empty all kinds of articles placed in the premises. Party A shall return the deposit to Party B after confirming that party B has emptied the goods. If Party B still fails to empty the goods within 7 days from the date of withdrawing the lease. Then Party A has the right to dispose of Party B’s articles. Party A shall not bear any responsibility arising from the disposal of Party B’s articles, and shall bear the expenses incurred by Party B. And Party A will not return the deposit to Party B. Except that Party B and the new tenant have reached an agreement on the disposal of Party B’s articles.

11.3	Party A shall guarantee that Party B can successfully handle the procedures of industry and commerce and tax control. If the above agreement cannot be reached, Party B shall have the right to unilaterally terminate this Contract without any liability for breach of contract, except for policy reasons.

11.4	If Party A terminates the lease contract in advance, it shall notify Party B in writing two months in advance and compensate Party B for the installation expenses paid by Party B for the leased property.

This contract shall come into force upon being signed and sealed by both parties. This Contract (and appendix) is in duplicate, one held by Party A and one held by Party B.

After this Contract comes into force, both parties shall modify and supplement the contract content in written form as an annex to this Contract. The annex shall have the same legal effect as this contract.

Lessor (Party A): Zhang Xiuyun

Authorized Representative Signature: _______________________

Contact Number:

Lessee (Party B): Beijing Haoxi Digital Technology Co., Ltd.

Authorized Representative Signature: ___________________

Contact Number:

(affixed with corporate seal)

Appendix I:

Premises delivery list

Furniture, appliances, and status of other equipment and facilities

Name	Brand	Unit	Amount	Unit Price	Name	Brand	Unit	Amount	Unit Price

Other related expenses

Item	Unit	Unit-Price	Starting Time	Starting Base Number	Project	Unit	Unit-Price	Starting Time	Starting Base Number
Water					Internet fee
Electricity					Internet fee
Telephone
TV
Heating
Gas
Property Management
Sanitation

Delivery Confirmation: Party B confirms the above delivery situation, and both parties have settled all related expense. Party B hereby confirms the receiving of the premises.

Delivery Date:

Party A Corporate Seal:

Party B Corporate Seal: